                                                                       EXHIBIT 3


                        THE COMMONWEALTH OF MASSACHUSETTS
                             William Francis Galvin
                        Secretary of the Commonwealth
            One Ashburton Place, Boston, Massachusetts 02108-1512

                            ARTICLES OF AMENDMENT
                   (GENERAL LAWS, CHAPTER 156B, SECTION 72)


We, Gregory L. Summe, President, and John L. Healy, Assistant Clerk, of PerkinElmer, Inc., located at 45 William Street, Wellesley, Massachusetts 02481, certify that these Articles of Amendment affecting Article 3 of the Articles of Organization were duly adopted at a meeting held on April 24, 2001, by vote of 41,242,308 shares of Common Stock of 50,308,734 shares outstanding, being at least a majority of each type, class or series outstanding and entitled to vote thereon:

To change the number of shares and the par value (if any) of any type, class or series of stock which the corporation is authorized to issue, fill in the following:

The total presently authorized is:

 WITHOUT PAR VALUE STOCKS        WITH PAR VALUE STOCKS
----------------------------  --------------------------------------------------
TYPE        NUMBER OF SHARES   TYPE       NUMBER OF SHARES     PAR VALUE
--------------------------------------------------------------------------------
Common:                       Common:       100,000,000          $1.00
--------------------------------------------------------------------------------

Preferred:                    Preferred:      1,000,000          $1.00
--------------------------------------------------------------------------------

Change the total authorized to:

 WITHOUT PAR VALUE STOCKS        WITH PAR VALUE STOCKS
----------------------------  --------------------------------------------------
TYPE        NUMBER OF SHARES   TYPE       NUMBER OF SHARES     PAR VALUE
--------------------------------------------------------------------------------
Common:                       Common:      300,000,000           $1.00
--------------------------------------------------------------------------------
Preferred:                    Preferred:     1,000,000           $1.00
--------------------------------------------------------------------------------

The foregoing amendment(s) will become effective when these Articles of Amendment are filed in accordance with General Laws, Chapter 156B, Section 6 unless these articles specify, in accordance with the vote adopting the amendment, a later effective date not more than thirty days after such filing, in which event the amendment will become effective on such later date.

Later effective date:___________________________________

SIGNED UNDER THE PENALTIES OF PERJURY, this 9th day of May, 2001.


/s/ Gregory L. Summe                    , President
------------------------------------

/s/ John L. Healy                       , Assistant Clerk
------------------------------------

                        THE COMMONWEALTH OF MASSACHUSETTS

                            ARTICLES OF AMENDMENT
                   (GENERAL LAWS, CHAPTER 156B, SECTION 72)

================================================================================

I hereby approve the within Articles of Amendment and, the filing fee in the amount of $200,000 having been paid, said articles are deemed to have been filed with me this 11th day of May, 2001.

                 Effective Date:_____________________________


                           /s/ William Francis Galvin
                             WILLIAM FRANCIS GALVIN
                          Secretary of the Commonwealth


                       TO BE FILLED IN BY CORPORATION:
                     Photocopy of document to be sent to:

                               Hal Leibowitz, Esq.
                              c/o Hale and Dorr LLP
                                 60 State Street
                                Boston, MA 02109